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EXHIBIT 11.1---STATEMENT RE:  COMPUTATION OF  PER SHARE EARNINGS (UNAUDITED)

GALAGEN INC.

STATEMENT RE:  COMPUTATION OF PER SHARE EARNINGS (LOSS)

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                                                     FOR THE THREE MONTHS ENDED               FOR THE SIX MONTHS ENDED
                                                               JUNE 30                                 JUNE 30
                                                ------------------------------------    -----------------------------------
                                                      1999                1998               1999                1998
                                                ----------------    ----------------    ----------------    ---------------
BASIC LOSS PER SHARE:

Weighted average shares outstanding                 10,042,618           8,096,548          9,498,555           7,803,123
                                                   ===========         ===========        ===========         ===========
Net loss applicable to common stockholders         $  (995,896)         (1,605,775)       $(1,856,300)        $(2,822,870)
                                                   ===========         ===========        ===========         ===========
Basic net loss per share applicable to
common stockholders                                      $(.10)              $(.20)             $(.20)              $(.36)
                                                   ===========         ===========        ===========         ===========

DILUTED LOSS PER SHARE:

Weighted average shares outstanding                 10,042,618           8,096,548          9,498,555           7,803,123

Dilutive potential common shares                             -                   -                  -                   -
                                                   -----------         -----------        -----------         -----------
Total                                               10,042,618           8,096,548          9,498,555           7,803,123
                                                   ===========         ===========        ===========         ===========
Net loss applicable to common stockholders         $  (995,896)        $(1,605,775)       $(1,856,300)        $(2,822,870)
                                                   ===========         ===========        ===========         ===========
Diluted net loss per share applicable to
common stockholders                                      $(.10)              $(.20)             $(.20)              $(.36)
                                                   ===========         ===========        ===========         ===========

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